UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2015

Autobytel Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 27, 2015, Auto Holdings Ltd., a British Virgin Islands business company (“Auto Holdings”), acquired from Atrop, Inc., a Florida corporation (formerly Autotropolis, Inc.) (“Atrop”), and IBBF Ventures, Inc., a Florida corporation (formerly Cyber Ventures, Inc.) (“IBBF”) (Atrop and IBBF are collectively referred to herein as the “Sellers”)), the $5.0 million convertible subordinated promissory note (“Cyber Note”) and the warrant to purchase 400,000 shares of Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”), common stock, $0.01 par value per share (“Cyber Warrant”) issued by Autobytel to Atrop and IBBF in connection with Autobytel’s September 2010 acquisition of the businesses of Atrop and IBBF (collectively referred to as “Cyber”).  Atrop and IBBF are each jointly owned by William Ferriolo, the Company’s Executive Vice President, Consumer Acquisitions, and Ian Bentley, an employee of the Company.

Upon acquisition of the Cyber Note and the Cyber Warrant, Auto Holdings converted the entire principal balance of the Cyber Note at its conversion price of $4.65 per share and fully exercised the Cyber Warrant at its exercise price of $4.65 per share.  Upon conversion of the Cyber Note and exercise of the Cyber Warrant, Autobytel issued to Auto Holdings 1,475,268 shares of the Company’s common stock (“Auto Holdings Shares”).  As a result of the conversion and exercise of the Cyber Note and Cyber Warrant, Auto Holdings owns approximately 14.25% of Autobytel's currently issued and outstanding shares.  Autobytel received approximately $1.9 million in gross proceeds as a result of the exercise of the Cyber Warrant, and after giving effect to the shares issued to Auto Holdings, Autobytel had approximately 10,355,898 shares of common stock outstanding as of April 27, 2015.

Concurrent with the conversion of the Cyber Note and exercise of the Cyber Warrant by Auto Holdings, Autobytel entered into a Stockholder Agreement dated as of April 27, 2015 (“Stockholder Agreement”) with Auto Holdings, Manatee Ventures Inc., a British Virgin Islands business company, Galeb3 Inc., a Florida corporation, Matías de Tezanos and José Vargas.  Pursuant to the Stockholder Agreement, Autobytel granted Auto Holdings demand and “piggy-back” registration rights with respect to the Auto Holding Shares, and Auto Holdings has granted Autobytel a right of first refusal with respect to, and proxy to vote, the Auto Holding Shares.  Auto Holdings has agreed to certain standstill provisions that will terminate at such time when it and its affiliates own less than 4.9% of Autobytel’s outstanding shares of common stock and has agreed that it will not transfer the Auto Holding Shares for two years, together with other restrictions on transfer, without Autobytel’s prior written consent.  In addition, any transfers of the Auto Holdings Shares by Auto Holdings will be subject to applicable restrictions under federal and state securities laws.

Based solely on information made available to the Company by Auto Holdings, the Company believes that Auto Holdings is affiliated with the majority owners of AutoWeb, Inc. (“AutoWeb”), and their affiliated company PF Holding, Inc. (PeopleFund), and Ceiba International Corp., an entity affiliated with Investment & Development Finance Corp.  AutoWeb is a privately-owned company providing an automotive search engine that enables car manufacturers and dealers to fully optimize their advertising campaigns and reach highly targeted, low funnel car buyers through an auction-based click marketplace.  Autobytel currently owns approximately 16% of the outstanding shares of AutoWeb, and has the option through mid-September 2015 to purchase additional shares at the price of its initial investment.  If the option is exercised, Autobytel/s ownership position in AutoWeb would increase to approximately 21% based on AutoWeb’s current number of outstanding shares.

In connection with its acquisition of the Cyber Note and Cyber Warrant and their conversion and exercise, Auto Holdings requested that the Board consider exercising its discretionary authority under the Company’s Tax Benefit Preservation Plan (“NOL Plan”) to deem Auto Holdings not to be an “Acquiring Person” (as defined in the NOL Plan) and to grant an exemption under the NOL Plan to allow Auto Holdings with respect to Auto Holdings’ beneficial ownership of the Auto Holdings Shares.

The NOL Plan was adopted to protect stockholder value by preserving the Company’s substantial net operating loss carry-forwards and other tax attributes for United States federal income tax purposes (“Tax Benefits”) that can generally be used to offset future taxable income and therefore reduce federal income tax obligations.  However, the Company’s ability to use the Tax Benefits will be adversely affected if there is an “ownership change” of the Company as defined under Section 382 of the Internal Revenue Code (“Section 382”).  In general, an ownership change will occur if the Company’s “5% shareholders” (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period.  The NOL Plan was adopted to reduce the likelihood that the Company’s use of its Tax Benefits could be substantially limited under Section 382.  The NOL Plan is intended to deter any “Person” (as defined in the NOL Plan) from becoming an Acquiring Person and thereby jeopardizing the Company’s Tax Benefits.  In general, an Acquiring Person is any Person, itself or together with all “Affiliates” (as defined in the NOL Plan) of such Person, that becomes the “Beneficial Owner” (as defined in the NOL Plan) of 4.90% (“Plan Limit”) or more of the Company’s outstanding “Common Stock” (as defined in the NOL Plan).  Under the NOL Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the NOL Plan if the Board determines that such person’s ownership of Common Stock will not be likely to directly or indirectly limit the availability of the Company’s Tax Benefits or is otherwise in the best interests of the Company (“Plan Exemption”).

The Board considered Auto Holding’s request and granted Auto Holdings a Plan Exemption, subject to and in reliance upon Auto Holdings and the other parties to the Stockholder Agreement entering into and remaining in compliance with the terms and conditions set forth in the Stockholder Agreement.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder Agreement which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.  The representations and warranties included in the Stockholder Agreement were made for purposes of the agreement among the parties and should not be relied upon as statements of factual information.

The foregoing description of the NOL Plan does not purport to be complete and is qualified in its entirety by reference to the Tax Benefit Preservation Plan dated as of May 26, 2010 between Autobytel and Computershare Trust Company, N.A., as rights agent, together with the following exhibits thereto: Exhibit A – Form of Right Certificate; and Exhibit B – Summary of Rights to Purchase Shares of Preferred Stock of Autobytel Inc., which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 2, 2010 (SEC File No. 000-22239), as amended by Amendment No. 1 to Tax Benefit Preservation Plan dated as of April 14, 2014, between Autobytel Inc. and Computershare Trust Company, N.A., as rights agent, which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 16, 2014 (SEC File No. 001-34761), together with the Certificate of Adjustment Under Section 11(m) of the Tax Benefit Preservation Plan, which is incorporated herein by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed with the SEC on November 8, 2012 (SEC File No. 001-34761).

The Company also entered into a Non-Competition Agreement with AutoWeb pursuant to which (i) the Company agreed to provide advisory services to AutoWeb (not to exceed one hour per week); and (ii) AutoWeb agreed for a two-year restrictions period to comply with certain non-compete, non-interference and non-solicitation covenants.

The foregoing description of the Non-Competition Agreement does not purport to be complete and is qualified in its entirety by reference to the Non-Competition Agreement which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02 insofar as such information relates to the issuance of the Auto Holdings Shares.  The Auto Holding Shares are being issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, which exempts from registration sales by an issuer not involving any public offering.  AutoHoldings has represented to Autobytel that it is acquiring the Auto Holdings Shares for investment purposes without a view to distribution, and the Auto Holdings Shares will be subject to the Stockholder Agreement providing for, among other things, restrictions on transfer.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.1*
Stockholder Agreement dated as of April 27, 2015 by and between Autobytel Inc., Auto Holdings Ltd., Manatee Ventures Inc., a British Virgin Islands business company, Galeb3 Inc., a Florida corporation, Matías de Tezanos and José Vargas

10.2*	Non-Competition Agreement dated as of April 27, 2015 by and between Autobytel Inc. and AutoWeb, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2015

Autobytel Inc., a Delaware corporation
By:	/s/ Glenn E. Fuller
Glenn E. Fuller Executive Vice President, Chief Legal and Administrative Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1*
Stockholder Agreement dated as of April 27, 2015 by and between Autobytel Inc., Auto Holdings Ltd., Manatee Ventures Inc., a British Virgin Islands business company, Galeb3 Inc., a Florida corporation, Matías de Tezanos and José Vargas

10.2*	Non-Competition Agreement dated as of April 27, 2015 by and between Autobytel Inc. and AutoWeb, Inc.

*  Filed herewith.